As filed with the Securities and Exchange Commission on September 21, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Thomson Reuters Corporation
(Exact name of registrant as specified in its charter)

Ontario, Canada
(State or other jurisdiction of incorporation or organization)

98-0176673
(I.R.S. Employer Identification No. (if applicable))

3 Times Square
New York, New York 10036
(Address of principal executive offices)

Thomson Reuters Stock Incentive Plan
Thomson Reuters U.S. Employee Stock Purchase Plan
Thomson Reuters Global Employee Stock Purchase Plan
Thomson Reuters Deferred Compensation Plan
(Full title of the plans)

Thomson Reuters Holdings Inc.
Attn: Deirdre Stanley, Executive Vice President and General Counsel
3 Times Square
New York, New York 10036
(Name and address of agent for service)

(646) 223-4000
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee

Common shares, no par value	8,500,000 shares (2)	$34.805 (3)	$295,842,500 (3)	$16,508.01 (4)

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall be deemed to cover an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)
Represents 5,000,000 common shares issuable under the Thomson Reuters Stock Incentive Plan, 1,000,000 common shares issuable under the Thomson Reuters U.S. Employee Stock Purchase Plan, 2,000,000 common shares issuable under the Thomson Reuters Global Employee Stock Purchase Plan and 500,000 common shares issuable under the Thomson Reuters Deferred Compensation Plan.

(3)
Estimated pursuant to Rule 457 under the Securities Act solely for the purpose of computing the registration fee, based on the average of the high and low prices of Thomson Reuters Corporation common shares as reported on the New York Stock Exchange on September 18, 2009.

(4)
Thomson Reuters previously paid $9,219.78 in connection with the registration of 8,500,000 Thomson Reuters PLC ordinary shares pursuant to its Registration Statement on Form S-8 (File No. 333-152029/333-152029-01) initially filed on June 30, 2008. On September 10, 2009, Thomson Reuters filed Post-Effective Amendment No. 1 to that Registration Statement to deregister the 8,500,000 Thomson Reuters PLC ordinary shares. Accordingly, pursuant to Rule 457(p) under the Securities Act, $9,219.78 is available to offset the total registration fee of $16,508.01 due for this Registration Statement and a payment of $7,288.23 has been made herewith.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by Thomson Reuters Corporation for the purpose of registering additional securities of the same class as other securities for which a registration statement filed on this form relating to an employee benefit plan is effective.

On September 10, 2009, Thomson Reuters unified its dual listed company (“DLC”) structure. Pursuant to the DLC unification, each ordinary share of Thomson Reuters PLC was exchanged for one common share of Thomson Reuters Corporation, and Thomson Reuters PLC became a wholly-owned subsidiary of Thomson Reuters Corporation. On June 30, 2008, Thomson Reuters Corporation registered 8,500,000 common shares on Form S-8 (File No. 333-152029/333-152029-01), the contents of which are incorporated by reference herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The contents of the Registration Statement on Form S-8 (File No. 333-152029/333-152029-01) filed by Thomson Reuters Corporation and Thomson Reuters PLC with the Securities and Exchange Commission on June 30, 2008 relating to the Thomson Reuters Stock Incentive Plan, Thomson Reuters U.S. Employee Stock Purchase Plan, Thomson Reuters Global Employee Stock Purchase Plan and Thomson Reuters Deferred Compensation Plan and the documents incorporated therein are incorporated by reference herein.

ITEM 8. EXHIBITS.

Exhibit No.	Description

4.1	Thomson Reuters Stock Incentive Plan

4.2	Thomson Reuters U.S. Employee Stock Purchase Plan

4.3	Thomson Reuters Global Employee Stock Purchase Plan

4.4	Thomson Reuters Deferred Compensation Plan

4.5	Thomson Reuters Corporation Restated Articles of Incorporation (incorporated herein by reference to Exhibit 99.1 of Thomson Reuters Corporation’s Form 6-K dated September 10, 2009)

4.6	Thomson Reuters Corporation Amended and Restated By-laws (incorporated herein by reference to Exhibit 99.2 of Thomson Reuters Corporation’s Form 6-K dated September 10, 2009)

5.1	Opinion of Torys LLP

23.1	Consent of PricewaterhouseCoopers LLP, Toronto

23.2	Consent of Torys LLP (included in Exhibit 5.1)

24.1	Powers of attorney (included on the signatures pages of this Registration Statement)

ITEM 9. UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that:

(A) paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement; and

(B) paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the Registration Statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

(4) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of such undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of such undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned registrant or used or referred to by such undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about such undersigned registrant or its securities provided by or on behalf of such undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by such undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by such registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on this 21st day of September 2009.

THOMSON REUTERS CORPORATION

By:	/s/ Deirdre Stanley
	Name:	Deirdre Stanley
	Title:	Executive Vice President and
General Counsel

POWERS OF ATTORNEY

 Each person whose signature appears below constitutes and appoints Thomas H. Glocer, Robert D. Daleo and Deirdre Stanley, or any of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on this 21st day of September 2009.

Signature	Title

/s/ Thomas H. Glocer	Chief Executive Officer and Director
Thomas H. Glocer	(principal executive officer)

/s/ Robert D. Daleo	Executive Vice President and Chief Financial Officer
Robert D. Daleo	(principal financial officer)

/s/ Linda J. Walker	Senior Vice President, Controller and Chief Accounting Officer
Linda J. Walker	(principal accounting officer)

/s/ David Thomson	Chairman of the Board of Directors
David Thomson

/s/ W. Geoffrey Beattie	Deputy Chairman of the Board of Directors
W. Geoffrey Beattie

/s/ Niall FitzGerald	Deputy Chairman of the Board of Directors
Niall FitzGerald

/s/ Manvinder S. Banga	Director
Manvinder S. Banga

/s/ Mary Cirillo	Director
Mary Cirillo

/s/ Steven A. Denning	Director
Steven A. Denning

/s/ Lawton Fitt	Director
Lawton Fitt

/s/ Roger L. Martin	Director
Roger L. Martin

/s/ Sir Deryck Maughan	Director
Sir Deryck Maughan

/s/ Kenneth Olisa	Director
Kenneth Olisa

/s/ Vance K. Opperman	Director
Vance K. Opperman

/s/ John M. Thompson	Director
John M. Thompson

/s/ Peter J. Thomson	Director
Peter J. Thomson

/s/ John A. Tory	Director
John A. Tory

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed below by the undersigned, Thomson Reuters Corporation’s duly authorized representative in the United States, on this 21st day of September 2009.

THOMSON REUTERS HOLDINGS INC.

By:	/s/ Marc E. Gold
	Name:	Marc E. Gold
	Title:	Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1	Thomson Reuters Stock Incentive Plan

4.2	Thomson Reuters U.S. Employee Stock Purchase Plan

4.3	Thomson Reuters Global Employee Stock Purchase Plan

4.4	Thomson Reuters Deferred Compensation Plan

4.5	Thomson Reuters Corporation Restated Articles of Incorporation (incorporated herein by reference to Exhibit 99.1 of Thomson Reuters Corporation’s Form 6-K dated September 10, 2009)

4.6	Thomson Reuters Corporation Amended and Restated By-laws (incorporated herein by reference to Exhibit 99.2 of Thomson Reuters Corporation’s Form 6-K dated September 10, 2009)

5.1	Opinion of Torys LLP

23.1	Consent of PricewaterhouseCoopers LLP, Toronto

23.2	Consent of Torys LLP (included in Exhibit 5.1)

24.1	Powers of attorney (included on the signatures pages of this Registration Statement)